                           SCHEDULE 14C INFORMATION

            INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





[X]     Preliminary Information Statement

[_]     Definitive Information Statement

[_] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

                                 FORUM FUNDS
               (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.

[_]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1)  Title of each class of securities to which transaction applies:

        ----------------------------------------------------------------------

    2)  Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ----------------------------------------------------------------------

    4)  Proposed maximum aggregate value of transaction:

        ----------------------------------------------------------------------

    5)  Total fee paid:

        ----------------------------------------------------------------------

[_]     Fee paid with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

        ----------------------------------------------------------------------
    2)  Form, Schedule or Registration Statement No.:

        ----------------------------------------------------------------------
    3)  Filing Party:

        ----------------------------------------------------------------------
    4)  Date Filed:

        ----------------------------------------------------------------------

                                  FORUM FUNDS

                    BROWN ADVISORY CORE INTERNATIONAL FUND

                              TWO PORTLAND SQUARE
                             PORTLAND, MAINE 04101
                                1-888-992-2765

                               -----------------

                             INFORMATION STATEMENT

                               -----------------

This document is an Information Statement for the shareholders of the Brown Advisory Core International Fund (the "Fund"), a series of the Forum Funds (the "Trust"). The purpose of this Information Statement is to provide you with information regarding the addition of Munder Capital Management ("Munder") as a sub-adviser to the Fund, pursuant to an agreement among Brown Investment Advisory Incorporated (the "Adviser"), Munder and the Trust, effective
December 3, 2007 ("Munder Agreement"). Munder provides sub-advisory services to the Fund's portfolio that were previously provided by Philadelphia International Advisors, LP ("PIA") and Walter Scott & Partners Limited ("WSPL"), former sub-advisers to the Fund.

Definitive copies of this Information Statement are intended to be first mailed to shareholders on or about February 5, 2008.

The Adviser is located at 901 South Bond Street, Suite 400, Baltimore, Maryland 21231. Subject to the supervision of the Adviser and the Trust's Board of Trustees, Munder is currently responsible for the day-to-day portfolio management of the Fund, as further described in the Fund's prospectus.

Section 15(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), requires that all agreements under which persons serve as investment advisers (including sub-advisers) to investment companies be approved by shareholders. The Securities and Exchange Commission has granted exemptive relief to the Trust and the Adviser that generally permits the Adviser, subject to certain conditions, including approval of the Trust's Board of Trustees ("Trustees"), to: (i) select a sub-adviser for the Fund; (ii) enter into and materially modify existing advisory agreements between the Adviser and the sub-adviser; and (iii) hire unaffiliated sub-advisers without obtaining approval of the Fund's shareholders. One of the conditions of the exemptive relief is that within 90 days after the hiring of a new sub-adviser without shareholder approval, the Fund must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of a sub-advisory agreement with the sub-adviser. This Information Statement is being provided to you to satisfy this condition of the exemptive relief.

   WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN
                    RESPONSE TO THIS INFORMATION STATEMENT.

Shareholders can find important information about the Fund in the Fund's annual report dated as of May 31, 2007 and semi-annual report dated as of November 30, 2007, which previously have been furnished to shareholders. Shareholders may request another copy of the reports by writing to the Fund at the address above or by calling the telephone number above. The Fund will provide copies of the reports free of charge. Text-only versions of the Fund's annual report and semi-annual report can be viewed online or downloaded from the Fund's website (http://www.brownadvisory.com). Only one Information Statement is being delivered to multiple shareholders at the same address unless instructions to the contrary have been received. We will deliver additional copies of this Information Statement upon request by writing to the Fund at the address above or by calling the telephone number above. You may request to start, or discontinue, "householding" of future mailings by writing to the Fund at the address above or by calling the telephone number above.

                           Information About Munder

Munder, 480 Pierce Street, Birmingham, Michigan 48009, is a general partnership formed in 1985, and provides investment advisory services to institutions, charitable organizations, state and municipal governments, investment companies (including mutual funds), pension and profit sharing plans and other pooled investments. Munder has served as a sub-advisor to the Fund since December 3, 2007. As of November 30, 2007, Munder had approximately $32.4 billion of assets under management.

The following ownership information is current as of September 30, 2007. Munder Capital Holdings, LLC, 480 Pierce Street, Birmingham, Michigan 48009, owns approximately 99.5% of Munder and Munder Capital Holdings II, LLC, 480 Pierce Street, Birmingham, Michigan 48009, owns approximately 0.5% of Munder. Munder employees hold partnership units representing 21.8% of the firm's value, with an opportunity to increase their interest to over 30% (or approximately 35% of the outstanding voting power) within the next five years. Crestview Partners GP, L.P., 667 Madison Avenue, New York, New York 10021, and its affiliates hold units representing 65.9% of the firm's value, and other minority-interest investors hold units totaling 12.3% of the firm's value. The three largest partnership interests in Crestview Partners GP, L.P. are [ ], [ ] and [ ].

PORTFOLIO MANAGEMENT TEAM

Munder's International Core Equity team has managed the Fund's assets allocated to Munder for management since Munder became a sub-adviser of the Fund on December 3, 2007. The team's lead manager, Remi Browne, CFA, and co-manager Peter Carpenter, CFA, are supported by three additional portfolio managers and two analysts, as further described in the Fund's prospectus.

Remi J. Browne, CFA, Managing Director, is the lead portfolio manager and has final investment authority for the Fund. Mr. Browne also covers the financials sector on the portfolio management team. Prior to joining Munder in August 2007, Mr. Browne was a Senior Vice President and Portfolio Manager for The Boston Company Asset Management (including its predecessor firms), where he led an international equity team for 11 years.

Peter S. Carpenter, CFA, Senior Portfolio Manager, is the co-manager of the Fund's portfolio management team and covers the consumer discretionary and industrials sectors. Prior to joining Munder in August 2007, Mr. Carpenter was a Senior Vice President for The Boston Company Asset Management (including its predecessor firms), where he was co-manager of their international equity products and served as an analyst for 10 years.

DIRECTORS AND OFFICERS OF MUNDER

The following table lists the directors and principal executive officers of Munder. The address of each individual listed below is c/o Munder Capital Management, 480 Pierce Street, Birmingham, Michigan 48009.


NAME                            PRINCIPAL OCCUPATION
----                            ----------------------------------------------

James S. Adams                  Chief Executive Officer & Chief Investment
                                Officer

Remi J. Browne                  Managing Director, International Equity Team

Tony Y. Dong                    Vice Chairman and Senior Portfolio Manager

Sharon E. Fayolle               Managing Director, Cash Management

James V. Fitzgerald             Managing Director of Distribution and Chief
                                Marketing Officer

Peter K. Hoglund                Managing Director & Chief Administrative
                                Officer

Anne K. Kennedy                 Managing Director, Institutional Investment
                                Services

Beth A. Obear                   Managing Director, Human Resources

Peter G. Root                   Managing Director & Chief Investment Officer,
                                Fixed Income

Stephen J. Shenkenberg          Managing Director, General Counsel & Chief
                                Compliance Officer

Munder Capital Holdings, LLC    General Partner

Munder Capital Holdings II, LLC General Partner

OTHER FUNDS

Munder provides investment advisory services for other pooled investment vehicles with similar investment objectives. The following table sets forth relevant information with respect to each such vehicle for which Munder acts as an investment adviser.

                                          CONTRACTUAL ANNUAL RATE OF    WAIVED
                 NET ASSETS OF THE FUND ADVISORY COMPENSATION TO MUNDER   OR
                         AS OF               (BASED ON EACH FUND'S      REDUCED
NAME OF FUND       NOVEMBER 30, 2007       AVERAGE DAILY NET ASSETS)     FEES
------------     ---------------------- ------------------------------- -------
Munder               $150.2 million     0.80% on the first $1 billion;   N/A*
  International                         and 0.75% thereafter
  Fund-- Core
  Equity

* Munder currently reimburses certain expenses of the Munder International Fund
  - Core Equity.

                        Munder Sub-Advisory Arrangement

The Munder Agreement, including the scope of services being provided, is substantially similar to the terms of the Fund's previous sub-advisory agreements except for the effective date and the management fees, as described below. Disclosures related to the investments for which Munder is responsible are included in the Fund's prospectus.

The Munder Agreement provides that Munder is responsible for, among other things (i) assisting the Adviser in providing a continuous investment program with respect to the Fund's portfolio, including investment research and management with respect to all securities and investments and cash equivalents in the Fund's portfolio; (ii) selecting brokers and dealers through which securities transactions are to be executed; (iii) voting proxies on behalf of the Fund with respect to securities purchased and providing voting information to the Fund and its agents in relation to the Fund's annual proxy voting report filed on Form N-PX; and (iv) maintaining certain records required under the relevant provisions of the Investment Company Act.

The Munder Agreement provides that Munder is not liable or responsible for any action taken or omitted by Munder, except for liability resulting from Munder's willful misfeasance bad faith, or gross negligence in the performance of its duties or reckless disregard of such duties.

The Munder Agreement has an initial term of one year and continues thereafter automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trustees or by vote (a "Majority Vote") of the lesser of (i) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (ii) more than 50% of the outstanding shares of the Fund. In either event, its continuance must also be approved by a majority of the Trustees who are not "interested persons" of the Trust as defined in the Investment Company Act (the "Independent Trustees") by vote cast in person at a meeting called for the purpose of voting on such approval. The Munder Agreement is terminable at any time without penalty, on 60 days' notice, by the Adviser, Munder or the Trustees or by a Majority Vote of the Fund's shareholders. Pursuant to the Investment Company Act, the Munder Agreement terminates automatically in the event of its assignment (as defined in the Investment Company Act) or upon termination of the Fund's investment advisory agreement with the Adviser.

For its services, Munder is paid by the Adviser (and not the Fund) an annual fee equal to 0.50% of the first $100 million of average daily net assets; 0.40% of the next $150 million of average daily net assets; 0.35% of the next $250 million of average daily net assets; and 0.30% of average daily net assets in excess of $500 million. Under the Fund's current sub-advisory arrangement, all fees paid to sub-adviser(s) are paid by the Adviser (and not the Fund). The fee paid to the Adviser under the Advisory Agreement was approximately $3.2 million for the fiscal year ended May 31, 2007. Had the Munder Agreement been in place for that period, the advisory fees paid by the Fund would have been the same because Munder's advisory fees would have been paid by the Adviser (and not the Fund) out of the fees the Adviser received under the Advisory Agreement.

A copy of the Munder Agreement is included as Appendix B to this Information Statement.

                             Board Considerations

The Trustees, including the Independent Trustees, approved the Munder Agreement at a meeting of the Trustees held on November 15, 2007. The Trustees approved the Munder Agreement between the Adviser and Munder, on behalf of the Fund, based on a variety of factors relating to Munder's ability to provide services to Fund under the Munder Agreement, including (1) the nature and quality of the services to be provided to the Fund by Munder, including information on the investment performance of Munder; (2) Munder's financial stability, cost for providing services to, and profitability from its relationship with, the Fund;
(3) the Adviser's recommendation to retain Munder as an investment sub-adviser;
(4) Munder's compensation for providing sub-advisory services to the Fund; and
(5) economies of scale and (6) other benefits to Munder from its relationship with the Fund. In their deliberations, the Trustees did not identify any particular information that was all-important or controlling, and the Trustees attributed different weights to the various factors. In particular, the Trustees focused on the factors below.

In reviewing the nature, extent and quality of the services expected to be provided by Munder, the Trustees considered written information provided to them as well as an oral presentation by representatives of Munder. First, the Trustees considered the experience and professional background of the portfolio management team at Munder, noting that the co-portfolio managers have been managing similar portfolios for approximately ten years. The Trustees also considered the qualifications and capabilities of the other personnel who would have principal investment responsibility for Fund assets, noting their experience with international core investment strategies. Second, the Trustees considered the track record of the portfolio managers in managing such portfolios. The Trustees noted that for the one-year, three-year, five-year and ten-year periods ended June 30, 2007, the prior performance of the Munder portfolio management team for funds managed by the portfolio management team under an international core equity investment strategy had outperformed those funds' benchmarks for each period (as further detailed in Appendix A). Based on this review, the Trustees determined that Munder Agreement could benefit the Fund and its shareholders.

The Trustees considered the Fund's objective to seek maximum long-term total return consistent with reasonable risk to principal as well as how the Munder management team's style fits the Fund's overall investment strategy. In this regard, the Trustees reviewed the investment philosophy and the decision-making processes of the co-managers and the other investment professionals on the team, noting that the team focuses on stock selection and utilizes a blend of fundamental and quantitative research techniques, while monitoring and managing portfolio risk. The Trustees also noted Munder's discipline and consistency over time in applying its investment approach in managing portfolios. Based on this review, the Trustees concluded that Munder could provide high quality services to the Fund and that Munder's resources and the investment experience of its professionals in managing the Fund's portfolio pursuant to an international core equity investment strategy could benefit the Fund.

The Trustees also considered the financial condition and operational stability of Munder. The Trustees were satisfied that Munder could fulfill its obligations under the Munder Agreement.

The Trustees considered the recommendation of the Adviser to retain Munder as a sub-adviser, noting that the Adviser determined that a return to a core international product would be the best approach to reaching the Fund's objective. The Board considered the search for sub-advisers performed by the Adviser, which recommended Munder as the best strategic fit based on Munder's utilization of a fundamental approach to investing, as well as Munder's capability to provide the management experience necessary to strengthen the performance and competitiveness of the Fund. The Trustees reviewed and discussed Munder's compliance program, code of ethics and proxy voting policies and procedures, and received a satisfactory report concerning Munder's compliance program from the Trust's chief compliance officer. The Trustees noted that the services Munder would provide pursuant to the Munder Agreement were substantially the same as those previously provided by other sub-advisers to the Fund, and that the Adviser would retain primary responsibility for oversight of the Fund's investment sub-adviser(s) and the allocation of assets to and among such sub-adviser(s). Based on considerations such as these, among other things, the Trustees approved the Adviser's recommendation to replace PIA and WSPL with Munder.

In considering Munder's proposed sub-advisory fee, the Trustees noted that the addition of Munder would not change the total management fee paid by the Fund because sub-advisory fees are paid by the Adviser (and not the Fund). The Trustees further noted that the total management fees paid by the Fund had been compared to fees paid by other similarly managed mutual funds in connection with the Trustees' annual approval of the Advisory Agreement between the Adviser and the Fund in August 2007. The Trustees also noted that Munder's proposed fees represented a discount from Munder's fee schedules for separately-managed institutional accounts. After reviewing these matters, the Trustees concluded that the proposed sub-advisory fee to be paid to Munder, including the profitability of the Munder Agreement to Munder, was fair and reasonable to the Fund and its shareholders. Although the proposed fee rate under the Munder Agreement contains breakpoints, the Trustees acknowledged that there would not be economies of scale for the Fund because the sub-advisory fee would be paid entirely by the Adviser.

The Trustees also evaluated the projected benefits to Munder of its sub-advisory relationship with the Fund, including the projected profitability of its relationship with the Fund. The Trustees considered that Munder would benefit from its new relationship with the Fund by expanding and building new client relationships, by receiving bundled research of the type normally provided by brokers executing transactions on behalf of its clients and by the ability to refer to its sub-advisory relationship with the Fund. The Trustees reviewed Munder's estimated profit and loss analysis and concluded that the level of Munder's estimated profits attributable to management of the assets of the Fund was not excessive in light of the proposed services to be provided.

Based on its review of the materials presented at the meeting, including its consideration of each of the factors referred to above, the Trustees (including all of the Independent Trustees) determined, in the exercise of business judgment, that Munder was capable of providing quality investment sub-advisory services to the Fund that could be beneficial to the Fund and its shareholders and that approval of the Munder Agreement was in the best interest of the Fund and its shareholders.

                         Fund's Ownership Information

As of January 1, 2008, the total number of outstanding shares was 20,562,543.66. As of the same date, to the best of the Trust's knowledge, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of beneficial interest of the Fund ("Shares"). The following tables set forth, to the best of the Trust's knowledge, the name, address, number and percentage of Shares of persons that owned beneficially, or of record, more than 5% of the outstanding Shares of the Institutional Class as of January 1, 2008.

BROWN ADVISORY CORE INTERNATIONAL FUND               INSTITUTIONAL SHARES
--------------------------------------             ------------------------
                                                     NUMBER OF    PERCENTAGE
RECORD HOLDER                                         SHARES       OF CLASS
-------------                                      -------------- ----------
BROWN INVESTMENT ADVISORY AND CO FBO CLIENTS...... 19,721,611.004   95.91%
901 SOUTH BOND ST
SUITE 400
BALTIMORE, MD 21231

                            Other Service Providers

Foreside Fund Services, LLC, located at Two Portland Square, 1st Floor, Portland, Maine 04101, is the Fund's principal underwriter. Citi Fund Services, LLC, located at 100 Summer Street, Suite 1500, Boston, Massachusetts 02110, is the Fund's administrator.

                                  APPENDIX A

BROWN ADVISORY INTERNATIONAL FUND - PAST PERFORMANCE OF SUB-ADVISOR

The performance information included below has been provided to the Adviser by Munder in connection with the Adviser's selection of Munder as sub-adviser. It is designed to show you how a substantially similar account for which the portfolio management team of this Fund was primarily responsible ("Representative Account") has performed over various periods in the past. You should not consider the performance of the Representative Account as an indication of the future performance of the Fund.

The Fund has substantially the same investment objective, policies and strategies as the Representative Account. The Representative Account is an account managed in the international core equity style by the portfolio management team for the Fund while at their prior employer. The members of the portfolio management team have substantially the same roles with respect to the Fund that they had with respect to the Representative Account. It should be noted that this account, which is a registered investment company, represents only one account that the team managed in this style while at the prior firm. A composite representing all of the accounts managed by the portfolio managers while at their prior employer would likely show different and more favorable results. While the Fund is managed in a manner substantially similar to the Representative Account, investors should be aware that the Fund is not the same as the Representative Account and may not have the same performance as the Representative Account. Different performance results are likely due to differences in cash flows into and out of the Fund, different fees and expenses and differences in investment restrictions.

The performance figures shown below for the Representative Account reflect the deduction of the historical fees and expenses paid by the Representative Account and not those paid by the Fund. The results shown below reflect the reinvestment of dividends and distributions, and were calculated in the same manner that will be used by the Fund to calculate its own performance.

The following table shows the annualized compounded rates of return of the Representative Account for the periods ended June 30, 2007, as well as a comparison with the performance of the MSCI EAFE Index, the Fund's benchmark. The returns of the MSCI EAFE Index assume all dividends and distributions, after the deduction of withholding tax applicable to foreign investors, have been reinvested and reflect no deduction for fees or expenses. All returns below are stated before the imposition of taxes. After-tax returns would be lower than those shown.

Annualized Rates of Returns for the Periods ended June 30, 2007:

                          1 YEAR (%) 2 YEARS (%) 3 YEARS (%) 5 YEARS (%) 10 YEARS (%)
                          ---------- ----------- ----------- ----------- ------------
International Core
  Equity Representative
  Account................   27.76       28.34       24.94       21.12       11.76
MSCI EAFE Index..........   27.00       26.78       22.25       17.73        7.66

WHILE MUNDER IS PRIMARILY RESPONSIBLE FOR THE PERFORMANCE OF THE FUND'S PORTFOLIO, THE INFORMATION PRESENTED DOES NOT REPRESENT THE PAST PERFORMANCE OF THE FUND. You should not consider the performance data of the Representative Account as an indication of future performance of the Fund.

                                  APPENDIX B

                       INVESTMENT SUB-ADVISORY AGREEMENT
                                  FORUM FUNDS

   AGREEMENT, made this 3rd day of December, 2007, among FORUM FUNDS ("Trust"), on behalf of each of its series set forth on Schedule A, as may be amended from time to time (each, a "Fund" and, together, the "Funds"), BROWN INVESTMENT ADVISORY INCORPORATED, a Maryland corporation ("Adviser"), and MUNDER CAPITAL MANAGEMENT, a Delaware general partnership ("Sub-Adviser").

   WHEREAS, Trust is a Delaware statutory trust, which is authorized to issue shares in series and Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act");

   WHEREAS, the Adviser and the Sub-Adviser are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

   WHEREAS, Trust has retained the Adviser to render investment advisory services to Trust, on behalf of the Funds, pursuant to an Investment Advisory Agreement dated August 8, 2006, as may be amended from time to time ("Advisory Agreement");

   WHEREAS, the Advisory Agreement authorizes the Adviser to delegate to one or more other investment advisers any or all of the Adviser's duties and obligations under the Advisory Agreement; and

   WHEREAS, Trust and the Adviser wish to retain the Sub-Adviser to render certain investment advisory services for the Funds and the Sub-Adviser is willing to furnish such services to the Funds;

   NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Adviser, the Sub-Adviser and Trust as follows:

1. APPOINTMENT

   (a) Trust and the Adviser hereby appoint the Sub-Adviser to act as investment sub-adviser to the Funds for the periods and on the terms set forth herein as the Adviser, from time to time, may specify. The Sub-Adviser accepts the appointment and agrees to furnish the services set forth herein for the compensation provided herein.

   (b) In the event that Trust establishes one or more series other than the Funds listed on Schedule A attached hereto, with respect to which Trust and the Adviser desires to retain the Sub-Adviser to act as investment sub-adviser hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services under this Agreement, it shall notify Trust and the Adviser in writing whereupon such series shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the Funds named herein except to the extent that said provisions (including those relating to the compensation payable by the Adviser to the Sub- Adviser) are modified with respect to such Fund in writing by the Adviser, the Sub-Adviser and Trust at that time.

   (c) The Sub-Adviser has delivered to the Adviser and the Trust (i) a copy of its Form ADV as most recently filed with the SEC and (ii) a copy of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act (the "Code"). The Sub-Adviser shall promptly furnish the Adviser and Trust with all amendments of or supplements to the foregoing at least annually.

2. SERVICES AS INVESTMENT SUB-ADVISER

   Subject to the general supervision and oversight of the Adviser and the Board of Trustees of Trust ("Board"), the Sub-Adviser will:

   (a) provide a program of continuous investment management for each Fund in accordance with each Fund's investment objective and policies as stated in each Fund's prospectus and statement of additional information filed with the Securities and Exchange Commission ("SEC"), as they may be amended from time to time (each a "Prospectus" and, together, the "Prospectuses"), and in accordance with any other policies and procedures adopted for each Fund;

   (b) invest and reinvest the assets of the Funds by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the Funds may purchase, sell, enter into or use;

   (c) oversee the placement of purchase and sale orders on behalf of the Funds;

   (d) employ professional portfolio managers and securities analysts to provide research services to the Funds;

   (e) vote all proxies solicited by or with respect to the issuers of securities in which assets of the Funds may be invested in a manner that complies with the Trust's proxy voting policies and procedures and, in the good faith judgment of the Sub-Adviser, best serves the interests of each Fund's shareholders; maintain records of all proxies voted on behalf of the Funds; and provide information to Trust, the Adviser or their designated agent in a manner that is sufficiently complete and timely to ensure Trust's compliance with its filing obligations under Rule 30b1-4 of the 1940 Act;

   (f) maintain books and records with respect to each Fund's securities transactions as required by the 1940 Act and other applicable law;

   (g) provide periodic and special reports to the Board, as requested; and

   (h) to the extent reasonably requested by the Adviser or officers of the Funds, cooperate with and provide reasonable assistance to the Adviser and Trust's other service providers including, but not limited to the Funds' or Trust's custodian, fund accountant and independent public accountants, by:
(1) keeping them fully informed as to such matters that they may reasonably deem necessary with respect to the performance of their obligations to the Funds, (2) providing prompt responses to reasonable requests for information or assistance, and (3) establishing appropriate processes to promote the efficient exchange of information.

   In providing those services, the Sub-Adviser will provide the Adviser and the Funds with ongoing research, analysis, advice and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. In addition, the Sub-Adviser will furnish the Adviser and/or the Funds with whatever statistical information the Adviser and/or the Funds may reasonably request with respect to the securities that the Funds may hold or contemplate purchasing.

   The Sub-Adviser further agrees that, in performing its duties hereunder, it will:

   (a) comply in all material respects with (1) the 1940 Act and the Advisers Act and all rules and regulations thereunder, (2) the rules and regulations of the Commodities Futures Trading Commission, (3) the Internal Revenue Code of 1986, as amended ("Code"), (4) the investment objectives, strategies, policies, limitations and restrictions of each Fund as described in the Prospectuses, and
(5) all other applicable federal and state law and regulations, and with any applicable procedures adopted by the Board and/or the Adviser;

   (b) manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

   (c) maintain books and records with respect to each Fund's securities transactions, render to the Adviser and/or the Board such periodic and special reports as the Adviser and/or the Board may reasonably request, and keep the Adviser and/or the Board informed of developments materially affecting each Fund's portfolio;

   (d) make available to the Board, the Adviser, Trust's Chief Compliance Officer ("CCO") and Trust's administrator, promptly upon their request, such copies of its investment records and ledgers with respect to each Fund as may be required to assist in their compliance with applicable laws and regulations. As reasonably requested by the Board or the Adviser, the Sub-Adviser will complete periodic or special questionnaires and furnish to the Board and the Adviser such periodic and special reports regarding each Fund and the Sub-Adviser. In addition, the Sub-Adviser will furnish to the Board, the Adviser and, subject to compliance with the Funds' applicable policies regarding disclosure of portfolio holdings, third-party data reporting services all currently available standardized performance information and other customary data;

   (e) make available to the Board and the Adviser at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Board, the Adviser and the Sub-Adviser, by telephone, in order to review the investment policies, performance and other matters relating to the management of the Funds;

   (f) review draft reports to shareholders and other documents provided to the Sub-Adviser, provide comments on such drafts on a timely basis, and provide certifications or sub-certifications on a timely basis as to the accuracy of the information contained in such reports or other documents;

   (g) review the Prospectuses, and any amendments or supplements thereto, the annual or semi-annual reports to shareholders, other reports filed with the Commission and any marketing material of the Fund provided to the Sub-Adviser by the Adviser or the Trust (collectively the "Disclosure Documents") and provide certifications or sub-certifications on a timely basis that with respect to disclosure about the Sub-Adviser, the manner in which a Fund is managed by the Sub-

Adviser or information relating directly or indirectly to the Sub-Adviser or the Sub-Adviser's management of a Fund, such Disclosure Documents contain or will contain, as of the date thereof and to the best of the Sub-Adviser's knowledge, no untrue statement of any material fact and do not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading;

   (h) make available to the Funds' administrator, the Adviser and, as appropriate, Trust, promptly upon its request, such copies of its investment records and ledgers with respect to the Funds as may be required to assist the administrator, the Adviser and Trust in their compliance with applicable laws and regulations. The Sub-Adviser will furnish the Adviser and/or the Board with such periodic and special reports regarding the Funds as they may reasonably request;

   (i) use no inside information that may be in its possession or in the possession of any of its affiliates, nor will the Sub-Adviser seek to obtain any such information, in providing investment advice to each Fund;

   (j) immediately notify Trust, the Adviser and the Board in the event that the Sub-Adviser or any of its affiliates becomes aware that the Sub-Adviser:
(1) is subject to a statutory disqualification that prevents the Sub-Adviser from serving as investment adviser pursuant to this Agreement; (2) fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;
(3) is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority; or (4) is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, or governmental authority, involving the affairs of Trust or the Adviser. The Sub-Adviser further agrees to notify Trust and the Adviser immediately of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in Trust's Registration Statement regarding the Funds, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect. The Sub-Adviser will promptly notify Trust, the Adviser and the Board if its chief executive officer or any member of the portfolio management team for any Fund changes or there is otherwise an actual change in control or member partners or management of the Sub-Adviser;

   (k) not disclose information regarding Fund characteristics, trading history, portfolio holdings or any other related information to any third party, except in compliance with Trust's policies on disclosure of portfolio holdings;

   (l) provide the Adviser, Trust or the Board with such information and assurances (including certifications and sub-certifications) as the Adviser, Trust or the Board may reasonably request from time to time in order to assist the Adviser, Trust or the Board in complying with applicable laws, rules and regulations, including requirements in connection with the preparation and/or filing of the Funds' Form N-CSRs and Form N-Qs;

   (m) will promptly assist Trust and the Adviser in determining the fair value of portfolio securities when market quotations are not readily available (including promptly making knowledgeable personnel of the Sub-Adviser available for discussions with the Adviser, the Board and/or any fair valuation committee appointed by the Board upon reasonable request, obtaining bids and offers or quotes from broker-dealers or market-makers with respect to securities held by the Funds and providing information upon request on valuations the Sub-Adviser has determined of securities also held by other clients of the Sub-Adviser), for the purpose of calculating each Fund's net asset value in accordance with the procedures and methods established by the Board;

   (n) meet with the Board to explain its activities at such times and places as the Adviser or the Board may reasonably request; and

   (o) not consult with any other investment sub-adviser of Trust (if any), or with the sub-adviser to any other investment company (or separate series thereof) managed by the Adviser concerning the Funds' transactions in securities or other assets, except for purposes of complying with the conditions of Rule 12d3-1(a) and (b) under the 1940 Act.

3. BROKERAGE

   The Sub-Adviser may place orders pursuant to its investment determinations for each of the Funds directly with the issuers of the securities, or with any broker or dealer. The Sub-Adviser may open and maintain brokerage accounts of all types on behalf of and in the name of the Funds. The Sub-Adviser may enter into standard customer agreements with brokers and direct payments of cash, cash equivalents and securities and other property into such brokerage accounts as the Sub-Adviser deems desirable or appropriate. In selecting brokers or dealers to execute transactions on behalf of the Funds, the Sub-Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Sub-Adviser will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting broker-dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Adviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) provided to the Funds and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion. The parties hereto acknowledge that it is desirable for Trust that the Sub-Adviser have access to supplemental investment and market research and security and economic analysis provided by broker-dealers who may execute brokerage transactions at a higher cost to the Funds than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Sub-Adviser may cause the Funds to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Sub-Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Sub-Adviser to the Funds. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with the Sub-Adviser's services to other clients. The Sub-Adviser may, but shall not be obligated to, aggregate or bunch orders for the purchase or sale of securities for the Funds with orders for its other clients where:
(1) such aggregation or bunching of order is not inconsistent with a Fund's investment objectives, policies and procedures, (2) the allocation of the securities so purchased or sold, as well as the expenses incurred in any such transaction, shall be made by the Sub-Adviser in a manner that is fair and equitable in the judgment of the Sub-Adviser, and (3) the Sub-Adviser shall be cognizant of its fiduciary obligations to the Funds and each of its other clients and shall enter into such transactions only where the rights of each client are considered and protected.

4. RECORDS

   (a) The Sub-Adviser agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Sub-Adviser with respect to the Funds by the 1940 Act. The Sub-Adviser further agrees that all records which it maintains for the Funds are the property of the Funds and it will promptly surrender any of such records upon request.

   (b) The Sub-Adviser shall make all filings with the SEC required of it pursuant to Section 13 of the 1934 Act with respect to its duties as are set forth herein. The Sub-Adviser also shall make all required filings on Forms 13D and 13G (as well as other filings triggered by ownership in securities under other applicable laws, rules and regulations) as may be required of the Funds due to the activities of the Sub-Adviser. The Sub-Adviser shall coordinate with the Adviser and Trust as appropriate with respect to the making of such filings.

5. STANDARD OF CARE

   The Sub-Adviser shall exercise its best judgment in rendering the services under this Agreement. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser or a Fund or the Funds' shareholders in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Adviser or a Fund or to its shareholders to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement. As used in this Section 5, the term "Sub-Adviser" shall include any officers, directors, employees, or other affiliates of the Sub-Adviser performing services with respect to a Fund.

6. COMPENSATION

   In consideration of the services rendered pursuant to this Agreement, the Adviser will pay the Sub-Adviser a fee as set forth on Schedule B attached hereto. The fee shall be computed and accrued daily and payable monthly. For purposes of determining fees payable in this manner, the value of a Fund's average daily net assets shall be computed at the times and in the manner specified in the Fund's Prospectus.

7. EXPENSES

   (a) The Sub-Adviser shall be responsible for and assumes the obligation for payment of all of its expenses in connection with the performance of its services under this Agreement.

   (b) The Trust and, where applicable, each Fund, shall be responsible for and assumes the obligation for payment of all of its expenses, including: (1) the fees payable to each administrator under an agreement between the administrator and the Trust; (2) expenses of issue, repurchase and redemption of shares of the Funds; (3) interest charges, taxes and brokerage fees and commissions;
(4) premiums of insurance for the Trust, its trustees and officers, and fidelity bond premiums; (5) fees and expenses of third parties, including the Trust's independent public accountant, custodian, transfer agent, dividend disbursing agent and fund accountant; (6) fees of pricing, interest, dividend, credit and other reporting services; (7) costs of membership in trade associations; (8) telecommunications expenses; (9) Funds' transmission expenses; (10) auditing, legal and compliance expenses; (11) costs of forming the Trust and maintaining its existence;
(12) costs of preparing, filing and printing the Trust's Prospectuses, subscription application forms and shareholder reports and other communications and delivering them to existing shareholders, whether of record or beneficial;
(13) expenses of meetings of shareholders and proxy solicitations therefor;
(14) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts, of calculating the net asset value of each Fund's shares and of preparing tax returns; (15) costs of reproduction, stationery, supplies and postage; (16) fees and expenses of the Trust's trustees and officers; (17) the costs of Board, Board committee, shareholder and other corporate meetings; (18) SEC registration fees and related expenses; (19) state, territory or foreign securities laws registration fees and related expenses; and (20) all fees and expenses paid by the Trust in accordance with any distribution or service plan or agreement related to similar matters.

8. SERVICES TO OTHER COMPANIES OR ACCOUNTS

   The investment sub-advisory services of the Sub-Adviser to the Funds under this Agreement are not to be deemed exclusive, and the Sub-Adviser, or any affiliate thereof, shall be free to render similar services to other investment companies and clients (whether or not their investment objective and policies are similar those of a Fund) and to engage in activities so long as its services hereunder are not impaired thereby. If the Sub-Adviser provides any advice to its clients concerning investment in the shares of a Fund, the Sub-Adviser shall act solely for such clients in that regard and not in any way on behalf of the Adviser, Trust or the Funds.

9. COMPLIANCE MATTERS

   (a) The Sub-Adviser understands and agrees that it is a "service provider" to Trust as contemplated by Rule 38a-1 under the 1940 Act. As such, the Sub-Adviser agrees to cooperate fully with the Adviser and Trust and its Trustees and officers, including Trust's CCO, with respect to (1) any and all compliance-related matters, and (2) Trust's efforts to assure that each of its service providers adopts and maintains policies and procedures that are reasonably designed to prevent violation of the "federal securities laws", as that term is defined by Rule 38a-1, by Trust, the Adviser and the Sub-Adviser. In this regard, the Sub-Adviser shall:

      (1) submit to the Board for its consideration and approval, prior to the effective date of this Agreement, the Sub-Adviser's applicable compliance policies and procedures;

      (2) submit to the Board for its consideration and approval, annually (and at such other times as Trust may reasonably request), a report ("Report") fully describing any material amendments to the Sub-Adviser's applicable compliance policies and procedures since the most recent Report;

      (3) provide periodic reports discussing the Sub-Adviser's compliance program and special reports in the event of material compliance matters;

      (4) permit the Adviser and Trust and its Trustees and officers to become familiar with the Sub-Adviser's operations and understand those aspects of the Sub-Adviser's operations that may expose the Adviser and Trust to compliance risks or lead to a violation by Trust, the Adviser or the Sub-Adviser of the federal securities laws;

      (5) permit the Adviser and Trust and its Trustees and officers to maintain an active working relationship with the Sub-Adviser's compliance personnel by, among other things, providing the Adviser and Trust's CCO and other officers with a specified individual within the Sub-Adviser's organization to discuss and address compliance-related matters;

      (6) provide the Adviser and its chief compliance officer and Trust and its Trustees and officers, including the Trust CCO, with such certifications as may be reasonably requested; and

      (7) reasonably cooperate with any independent registered public accounting firm engaged by Trust and shall take all reasonable action in the performance of its obligations under this Agreement to assure that access to all reasonably necessary information and the appropriate personnel are made available to such independent registered public accounting firm, to support the expression of the independent registered public accounting firm's opinion and their review of the appropriate internal controls and operations, as such may be required from time to time.

   (b) The Sub-Adviser represents, warrants and covenants that it has implemented and shall maintain a compliance program that complies with the requirements of Rule 206(4)-7 under the Advisers Act.

10. DURATION AND TERMINATION

   (a) CURRENT FUNDS. This Agreement shall be effective immediately upon the approval of this Agreement by the vote of a majority of the members of the Board with respect to the Funds listed on Schedule A as of that date ("Current Funds"). For each Current Fund, this Agreement shall continue in effect from the effective date hereof, unless sooner terminated, as provided herein, for a period of one year from the date of its effectiveness and shall continue year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the members of the Board or (ii) a vote of a "majority" of the outstanding voting securities (as defined in the 1940 Act) of the Current Fund, provided that in either event the continuance is also approved by a majority of the members of the Board who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

   (b) NEW FUNDS. With respect to any Fund that is not a Current Fund ("New Fund"), this Agreement shall become effective on such date as determined by the Board, provided that with respect to any New Fund, and except to the extent permitted by the 1940 Act or the rules and regulations thereunder or pursuant to any exemptive relief granted by the SEC, this Agreement shall not take effect unless it has been approved (a) by a vote of a majority of the members of the Board, including a majority of those Board members who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of that New Fund's outstanding voting securities (unless such approval is not required by Section 15 of the 1940 Act as interpreted by the SEC or its staff) and shall continue in effect with respect to the New Fund, unless sooner terminated, as provided herein, for two years from the initial approval date for each New Fund and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the members of the Board or
(ii) a vote of a "majority" (as defined in the 1940 Act) of the New Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the members of the Board who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

   (c) TERMINATION. This Agreement is terminable with respect to the Funds, or any Fund, without penalty, on sixty (60) days' written notice by the Board or by vote of the holders of a "majority" (as defined in the 1940 Act) of the shares of the affected Funds or upon ninety (90) days' written notice by the Sub-Adviser. In addition, this Agreement will terminate with respect to any Fund in the event of the termination of the Advisory Agreement with respect to that Fund. Termination of this Agreement with respect to any given Fund, shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Fund. This Agreement will be terminated automatically in the event of its "assignment" (as defined in the 1940 Act).

11. CONFIDENTIAL INFORMATION

   Each party agrees that it will treat confidentially all information provided by any other party regarding such other parties' businesses and operations, including without limitation the investment activities or holdings of each Fund. All confidential information provided by a party hereto shall not be disclosed to any unaffiliated third party without the prior consent of the providing party; however, a Fund's portfolio holdings information may be disclosed in a manner consistent with the policies and procedures adopted by the Board regarding its dissemination. The foregoing shall not apply to any information that is public when provided or thereafter becomes public through no wrongful act of the recipient or which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable laws, rules or regulations.

12. AMENDMENT

   No provision of this Agreement shall be changed, waived or discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and, except to the extent permitted by the 1940 Act or the rules or regulations thereunder or pursuant to any exemptive relief granted by the SEC, no material amendment of this Agreement with respect to any Fund shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of that Fund (unless such approval is not required by Section 15 of the 1940 Act as interpreted by the SEC or its staff), and (ii) a majority of the members of the Board, including a majority of Board members who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

13. MISCELLANEOUS

   (a) This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

   (b) Titles or captions of sections in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

   (c) This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

   (d) This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of Delaware.

   (e) If any provisions of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than these as to which it so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

   (f) Nothing herein shall be construed as constituting the Sub-Adviser as an agent of the Adviser, Trust or the Funds.

   (g) Notices of any kind to be given to the Adviser by the Sub-Adviser or Trust shall be in writing and shall be duly given if mailed or delivered to the Adviser at 901 S. Bond St, Suite 400, Baltimore, MD 21231, or at such other address or to such individual as shall be specified by the Adviser. Notices of any kind to be given to Trust by the Adviser or the Sub-Adviser shall be in writing and shall be duly given if mailed or delivered to President, Two Portland Sq., Portland, ME 04101, or at such other address or to such individual as shall be specified by Trust. Notices of any kind to be given to the Sub-Adviser by the Adviser or Trust shall be in writing and shall be duly given if mailed or delivered to the Sub-Adviser at 480 Pierce Street, Birmingham, Michigan 48009, ATTN: General Counsel, or at such other address or to such other individual as shall be specified by the Sub-Adviser.

   (h) Each of the undersigned warrants and represents that he has full power and authority to sign this Agreement on behalf of the party indicated and that his signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

   (i) The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage. The Sub-Adviser shall provide prior written notice to the Adviser of any material changes in its errors and omissions or professional liability insurance policies or insurance coverage. Furthermore, it shall upon request provide to the Adviser any information it may reasonably require concerning the amount of or scope of such insurance.

   IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

BROWN INVESTMENT ADVISORY INCORPORATED
("ADVISER")

By: /s/ D. M. Churchill
    -----------------------------------
    Name: D. M. Churchill
    Title: CFO

FORUM FUNDS ("TRUST")

By: /s/ Simon Collier
    -----------------------------------
    Name: Simon Collier
    Title: President, Forum Funds

MUNDER CAPITAL MANAGEMENT
("SUB-ADVISER")

By: /s/ Anne Kennedy
    -----------------------------------
    Name:
    Title: Managing Director

                                  SCHEDULE A
                            AS OF DECEMBER 3, 2007

FORUM FUNDS
-----------
Brown Advisory International Fund

                                  SCHEDULE B
                            AS OF DECEMBER 3, 2007

                             ANNUAL FEES (AS A PERCENTAGE OF DAILY NET ASSETS)
                             -------------------------------------------------
Brown Advisory International 0.50% of the first $100 million of average daily
Fund                         net assets;

                             0.40% of the next $150 million;

                             0.35% of from the next $250 million; and

                             0.30% of average daily net assets in excess of $500 million

                                      B-1